UNITED STATES
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BIOSCRIP, INC.

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This filing contains the following materials from BioScrip, Inc. (1) an investor presentation and (2) a press release.

***

CREATING THE LEADING HOME INFUSION COMPANY BIOSCRIP, INC. INVESTOR PRESENTATION May 2019 NASDAQ: BIOS

DISCLAIMER INVESTOR PRESENTATION // 2 This communication, in addition to historical information, contains “forward - looking statements” (as defined in the Private Securities Litigation Reform Act of 1995 ) regarding, among other things, future events or the future financial performance of BioScrip and Option Care . All statements other than statements of historical facts are forward - looking statements . In addition, words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words, and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward - looking statements . Forward - looking statements relating to the proposed transaction include, but are not limited to : statements about the benefits of the proposed transaction between BioScrip and Option Care, including future financial and operating results ; expected synergies ; BioScrip’s and Option Care’s plans, objectives, expectations and intentions ; the expected timing of completion of the proposed transaction ; and other statements relating to the acquisition that are not historical facts . Forward - looking statements are based on information currently available to BioScrip and Option Care and involve estimates, expectations and projections . Investors are cautioned that all such forward - looking statements are subject to risks and uncertainties (both known and unknown), and many factors could cause actual events or results to differ materially from those indicated by such forward - looking statements . With respect to the proposed transaction between BioScrip and Option Care, these factors could include, but are not limited to : the risk that BioScrip or Option Care may be unable to obtain governmental and regulatory approvals required for the transaction, or that required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could reduce the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction ; the risk that a condition to closing of the transaction may not be satisfied ; the length of time necessary to consummate the proposed transaction, which may be longer than anticipated for various reasons ; the risk that the businesses will not be integrated successfully ; the risk that the cost savings, synergies and growth from the proposed transaction may not be fully realized or may take longer to realize than expected ; the diversion of management time on transaction - related issues ; the effect of future regulatory or legislative actions on the companies or the industries in which they operate ; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect ; economic and foreign exchange rate volatility ; and the other risks contained in BioScrip’s most recently filed Annual Report on Form 10 - K . Many of these risks, uncertainties and assumptions are beyond BioScrip’s ability to control or predict . Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward - looking statements . Furthermore, forward - looking statements speak only as of the information currently available to the parties on the date they are made, and neither BioScrip nor Option Care undertakes any obligation to update publicly or revise any forward - looking statements to reflect events or circumstances that may arise after the date of this communication . Nothing in this communication is intended, or is to be construed, as a profit forecast or to be interpreted to mean that earnings per BioScrip share for the current or any future financial years or those of the combined company, will necessarily match or exceed the historical published earnings per BioScrip share, as applicable . Neither BioScrip nor Option Care gives any assurance (1) that either BioScrip or Option Care will achieve its expectations, or (2) concerning any result or the timing thereof, in each case, with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decrees, cost reductions, business strategies, earnings or revenue trends or future financial results . All subsequent written and oral forward - looking statements concerning BioScrip, Option Care, the proposed transaction, the combined company or other matters and attributable to BioScrip or Option Care or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above . ADDITIONAL INFORMATION AND WHERE TO FIND IT On April 30 , 2019 , BioScrip, Inc . (“BioScrip” or the “Company”) filed with the Securities and Exchange Commission (“SEC”) a preliminary proxy statement in connection with the proposed transaction . The definitive proxy statement will be sent to the stockholders of BioScrip and will contain important information about the proposed transaction and related matters . INVESTORS AND SECURITY HOLDERS ARE URGED AND ADVISED TO READ THE PRELIMINARY PROXY STATEMENT AND THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION . The proxy statement and other relevant materials (when they become available) and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website, at www . sec . gov . In addition, security holders will be able to obtain free copies of the proxy statement and other relevant materials from the Company by contacting Investor Relations by mail at 1600 Broadway, Suite 700 , Denver, CO 80202 , Attn : Investor Relations, by telephone at (720) 697 - 5200 , or by going to the Company’s Investor Relations page on its corporate web site at https : //investors . bioscrip . com . PARTICIPANTS IN THE SOLICITATION The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the matters discussed above . Information about the Company’s directors and executive officers is set forth in the Proxy Statement on Schedule 14 A for the Company’s 2019 annual meeting of stockholders, which was filed with the SEC on April 30 , 2019 . This document can be obtained free of charge from the sources indicated above . Information regarding the ownership of the Company’s directors and executive officers in the Company’s securities is included in the Company’s SEC filings on Forms 3 , 4 , and 5 , which can be found through the SEC’s website at www . sec . gov . Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary proxy statement and will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC when they become available .

INVESTOR PRESENTATION // 3 PRESENTERS John Rademacher CEO Option Care Mike Shapiro CFO Option Care Dan Greenleaf CEO BioScrip Steve Deitsch CFO BioScrip Headquar te r s: Denver , Colorado Headquar te r s: Bannockburn , Illinois

INVESTOR PRESENTATION // 4 • BioScrip and Option Care Merger Announced March 15, 2019 ‒ Creates the #1 provider of home and alternate site infusion therapy services 1 ‒ Powerful value creation potential, with cost synergies alone exceeding $60 million annualized ‒ The only pure - play, independent, publicly - traded home infusion company in an estimated ~$12 billion home infusion market growing 5 - 7% per year ‒ Strong historical growth profile at both BioScrip and Option Care, with pro forma combined 2016 - 2018 revenue and adjusted EBITDA CAGR of 7.0% and 23.6%, respectively 2 ‒ The total infusion market is estimated at ~$100 billion , and the combined company will continue to lead the shift in site of care from higher cost institutional settings such as hospitals, to the lower - cost home setting , with high quality patient outcomes BIOSCRIP + OPTION CARE: THE LEADING HOME INFUSION COMPANY 1 Market share in terms of revenue based on management estimates 2 Excludes approximately $ 24 million of Revenue and Adjusted EBITDA for BioScrip in 2016 to normalize 2016 results for the impact of 21 st Century Cures Act reimbursement reductions which became effective Jan . 1 , 2017 ; excludes approximately $ 212 million of Revenue in 2016 , and approximately $ 105 million of Revenue in 2017 , for BioScrip to normalize for the impact of the UnitedHealthcare exit and other exited products ; excludes approximately $ 26 million of Revenue and Adjusted EBITDA in 2016 for Option Care to normalize 2016 results for the impact of 21 st Century Cures Act reimbursement reductions which became effective Jan . 1 , 2017 .

# BIOSCRIP + OPTION CARE:
# KEY TRANSACTION TERMS

| | |
|---|---|
| Transaction Structure | • BioScrip to issue common stock to Option Care in an all-stock transaction |
| Synergies | • \$60+ million of high-confidence run-rate cost synergies identified |
| Approximate Ownership | • BioScrip shareholders: 20.5%<br>• Option Care shareholders: 79.5% |
| Management | • Chief Executive Officer: John Rademacher<br>• Chief Financial Officer: Mike Shapiro<br>• Draw on best talent from both organizations |
| Board of Directors | • 10 member Board to be comprised of 8 directors from Option Care's Board and 2 directors from BioScrip's Board (Carter Pate and David Golding)<br>• Dan Greenleaf to serve as strategic advisor to the Board of Directors |
| Financing | • Pro Forma Debt / Combined Credit Adj. EBITDA of ~6x[1]<br>• Committed financing in place to refinance and optimize capital structure |
| Timing | • Subject to BioScrip shareholder approval, regulatory approval and customary closing conditions<br>• Transaction expected to close in second half of 2019 |

*[1]Reflects Pro Forma Combined 2018 Credit Adj. EBITDA of \$210mm and \$1,325mm of debt based on committed financing at time of transaction announcement.*

INVESTOR PRESENTATION // 5

BIOS Standalone Pro - Forma with Option Care U.S. Home Infusion Market Share 1 #4 #1 # of States with Service Locations 27 46 % of U.S. Population within Service Area 72% 96% # of Unique Patients Served (2018) ~200,000 ~375,000 # of Clinicians ~1,100 ~2,900 # of Full Service Pharmacies 52 128 # of Ambulatory Infusion Suites 66 156 INVESTOR PRESENTATION // 6 BIOSCRIP + OPTION CARE: COMBINATION AT A GLANCE 1 Market share in terms of revenue based on management estimates

$100 B $12 B $2.6 B BIOSCRIP + OPTION CARE: #1 POSITION IN A LARGE AND GROWING MARKET 1 INVESTOR PRESENTATION // 7 BioScrip/Option Care Largest independent provider and only publicly - traded “pure play” U.S. Home Infusion Market Lowest - cost setting; growing penetration of overall market U.S. Infusion Market Incudes: hospitals, physician outpatient offices, SNFs and home infusion The U.S. Home Infusion Market is Growing by an Estimated 5 - 7% Per Year 1 Market share in terms of revenue based on management estimates

1% 6% 10% 17% 21% 45% U.S. INFUSION MARKET OVERVIEW 1 INVESTOR PRESENTATION // 8 U.S. Infusion Market U.S. Competitive Landscape – Home 12% 20% 28% 40% $100B Hospital Physician Office Outpatient Skilled Nursing Facility Home / $12B ; Top 5 providers account for approximately half of the U.S. market ; Highly fragmented market ; Significant consolidation opportunity with 800+ infusion companies in the U.S. / 1 Based on management estimates

…to the Home • Lowest cost site of care • Safest site of care; lower risk of infection • Patient preference, empowerment, quality of life • Healthcare reform moving from fee - for - service to fee - for - outcomes • The home is becoming the general ward • Democratization of healthcare (physical, mental and financial health of the patient) Care is moving from the Hospital … • Waste in healthcare system in large part driven by hospitals • Up to 1/3 of total healthcare spend is waste (est. $1 trillion) • Higher costs and worse outcomes , including death ( 440k preventable deaths each year in the hospital) • 50% of hospitals are not financially sound BIOSCRIP + OPTION CARE: ON THE RIGHT SIDE OF HEALTHCARE TRENDS INVESTOR PRESENTATION // 9 The right place , the right team , and the right time. The Home is the Disruptive Service Model within the Infusion Market ( think Amazon, Uber)

# PROVEN, EXPERIENCED LEADERSHIP



**John Rademacher**
Chief Executive Officer

- Nearly two decades of experience in the healthcare industry, successfully deploying technology solutions and expanding professional services capabilities
- Joined Option Care in 2015 as COO and was appointed CEO in 2018
- Previous executive experience at leading healthcare companies, including President and General Manager at Cardinal Health Ambulatory Care and Nuclear and Pharmacy Services divisions, President at CareAllies and COO of the CIGNA Behavioral Health business



**Mike Shapiro**
Chief Financial Officer

- Joined Option Care in 2015 as CFO
- Served as SVP and CFO of Catamaran Corporation and as CFO of Rexnord Corporation. Shapiro also spent fifteen years with Baxter International, holding multiple positions of increasing responsibility



**Daniel Greenleaf**
Special Advisor to Board

- 15+ years of CEO experience in the home infusion and pharmaceutical industries
- President and CEO of BioScrip
- Former Chairman & CEO of Home Solutions
- Former CEO of Coram Specialty Infusion Services
- President at Celltech Pharmaceuticals; served as Captain, U.S. Air Force

INVESTOR PRESENTATION // 10

POWER OF THE COMBINATION - COMPETITIVE ADVANTAGES INVESTOR PRESENTATION // 11 x Only independent national provider with singular focus on full spectrum of infusion therapies x Broadest commercial and clinical coverage to address patient needs with largest footprint of infusion suites x Embedded sales coverage in most major hospitals and academic medical centers x Key provider across regional and national payor networks x Unique capabilities to deliver value based care x Best in class technology platform x Preferred commercialization partner for biopharma (LDDs) and supply chain

BIOSCRIP + OPTION CARE: THE ONLY SCALED AND NATIONAL INDEPENDENT PROVIDER INVESTOR PRESENTATION // 12 Captive Independent Captive Payors Leading Home Infusion Providers Value of Independence: • Logical preferred partner for non - vertically integrated payors • Productive, in - network relationships with Aetna and UnitedHealthcare ‒ Compelling network choice given unparalleled service area (96% of U.S. population) and exclusive access to select Limited Distribution Drugs (“LDDs”) • Nimble and focused with 100% dedication to home infusion market 10% 17% 21% / Market Share 1 1 Market share in terms of revenue based on management estimates

BIOSCRIP + OPTION CARE: COMPLEMENTARY FOOTPRINT INVESTOR PRESENTATION // 13 National Reach Makes the Combined Company a Logical Partner to Payors 1. Includes pharmacy technicians. $2.6bn+ combined 2018 revenue 46 states 96% of U.S. population covered 2,900+ skilled clinicians 1 Top 10 payors all in network Option Care locations BioScrip locations 600+ frontline selling resources

# BIOSCRIP + OPTION CARE:
# COMPLEMENTARY, SYNERGISTIC PORTFOLIOS

- **Acute and Chronic Therapy Focus**
  - Similar to BioScrip, Option Care provides profitable acute (ex. anti-infectives, nutrition, etc.) and chronic therapies (immunoglobulin, factor, Remicade, etc.)

- **Limited Distribution Drugs ("LDDs")**
  - Pharma manufacturer partnerships for limited distribution of innovative therapies; robust large molecule pipeline
  - High dollar revenue and EBITDA therapies
    - Longer duration therapy given predominantly chronic conditions
    - Lower gross profit margins but higher gross profit dollars per patient
    - Lower operating expenses to service patient
  - Helps with referrals, network access and can be levered across BioScrip's platform
  - LDDs aligned with medical specialists strategy; exclusive therapies provide differentiated talking points for account managers

Gattex (Teduglutide [rDNA origin]) for Injection
Radicava (edaravone)
NUZYRA (omadacycline)
RELiZORB
Trogarzo (ibalizumab)
EXONDYS 51 (eteplirsen) Injection

INVESTOR PRESENTATION // 14

0 5 10 15 20 2019 2020 2021 PIPELINE FOR LDD OPPORTUNITIES CONTINUES TO EXPAND INVESTOR PRESENTATION // 15 Estimated Pipeline of Home Infusion Drugs Coming to Market Products Anticipated to Launch in Remaining 2019 Products Anticipated to Launch in 2020 Products Anticipated to Launch in 2021 • Increasing complexity of pharmaceuticals is leading to an increase in the number of drugs that require healthcare professional oversight • Combined company will possess specialized capabilities enabling it to handle LDDs at scale ‒ Over the last 2 years, Option Care has launched 4 meaningful LDDs • Aligned with the trends in drug development including shift towards large molecule drugs and personalized medicine

BIOSCRIP + OPTION CARE: PAYOR DIVERSITY AND LOW PEN - STROKE RISK INVESTOR PRESENTATION // 16 14% 86% Pro Forma Revenue By Payor Type 1 Commercial Government No Single Payor Relationship Accounts for >15% of Pro Forma Sales 1 Commercial includes Medicare Advantage, Managed Medicaid and Patient Pay

$5 $45 $45 2016 2017 2018 BIOSCRIP + OPTION CARE: COMBINING TWO STRONG BUSINESSES INVESTOR PRESENTATION // 17 $1,647 $1,782 $1,942 2016 2017 2018 Adjusted EBITDA (in mm) 3 $72 $84 $95 2016 2017 2018 1 Excludes approximately $24 million of Revenue and Adjusted EBITDA in 2016 to normalize 2016 results for the impact of 21 st Century Cures Act reimbursement reductions which became effective Jan. 1, 2017. 2 Excludes approximately $212 million of Revenue in 2016, and approximately $105 million of Revenue in 2017, to normalize for t he impact of the UnitedHealthcare exit and other exited products. 3Excludes approximately $26 million of Revenue and Adjusted EBITDA in 2016 to normalize 2016 results for the impact of 21st C ent ury Cures Act reimbursement reductions which became effective Jan. 1, 2017. Over last three years, Option Care generated $150mm in cash flow from operations, invested $90mm in technology and facilities, and improved leverage profile by 1x EBITDA Net Revenue (in mm) 1,2 Adjusted EBITDA (in mm) 1 BioScrip: Option Care: Net Revenue (in mm) 3 $673 $688 $709 2016 2017 2018

BIOSCRIP + OPTION CARE: Q1 2019 FINANCIAL HIGHLIGHTS INVESTOR PRESENTATION // 18 Adjusted EBITDA (in mm) • On day - rate basis, BioScrip and Option Care revenue growth of 8% and 5%, respectively • Both companies on track to deliver on full year expectations Net Revenue (in mm) Adjusted EBITDA (in mm) BioScrip: Option Care: Net Revenue (in mm) $168.6 $179.0 1Q'18 1Q'19 $5.6 $7.1 1Q'18 1Q'19 $460.6 $478.0 1Q'18 1Q'19 $16.2 $19.4 1Q'18 1Q'19

HOME HEALTH PEERS INVESTOR PRESENTATION // 19 Key Home Health Industry Players $ in milli o ns 2018 Revenue $518 $4,277 $1,663 $1,783 $1,810 2020 Revenue $635 $4,781 $2,091 $2,006 $2,227 ’18 - 20 CAGR 10.7% 5.9% 12.2% 5.9% 11.2% 9.2% 2 01 8 E B IT D A $44 $901 $181 $306 $162 (1) 2 020 E B IT D A $58 $966 $230 $342 $231 (1) ’18 - ’20 CAGR 15.7% 3.5% 13.0% 5.8% 19.2% 11.5% EV / 2020 EBITDA 15.2x 9.5x 19.8x 16.3x 16.4x Payor Mix Source: Enterprise Value determined pursuant to Company filings and 2020 EBITDA determined pursuant to Wall Street consensus estimates Government 65% Commercial & Other 35% Government 88% Commercial & Other 12% Government 73% Commercial & Other 27% Government 96% Commercial & Other 4% Government 69% Commercial & Other 31% Combined company EBITDA growth profile and payor mix favorable to home health peer group Avg. CAGR

INVESTOR PRESENTATION // 20 • Combined company reported Adjusted EBITDA of $140 million in 2018 • Targeting 2020 pro forma Adjusted EBITDA of at least $250 million, including $60 million of pro forma run - rate synergies 1 • Mid - to high - single digit revenue growth profile • Organic Adjusted EBITDA growth of 1.5x to 2.0x top - line growth rate • Significantly improved free cash flow generation and leverage profile BIOSCRIP + OPTION CARE: ATTRACTIVE FUNDAMENTALS, DISCOUNT TO PEER GROUP 1 Actual 2020 synergy impact to be determined based of timing on merger close and implementation plan.

BIOSCRIP + OPTION CARE: HIGH CONFIDENCE NET COST SYNERGIES TOTALING $60+ MILLION 1 INVESTOR PRESENTATION // 21 ; Streamline corporate and administrative functions including labor and non - labor costs SG&A $35 - 40mm (gross) ; Optimize assets where applicable to best serve the market ; Includes associated costs Network Optimization $20 - 25mm (gross) ; Purchasing at the “best of” price where overlap exists ; Purchasing done independently of WBA today Procurement $10 - 15mm (gross) 1 Represents high - confidence level synergies estimate before cost to implement Breakdown of Synergies: ; Net of negative synergies related to, among other things, harmonizing compensation, 401 - K expense, accounting policies and IT Total Net $60mm+

BIOSCRIP + OPTION CARE: POTENTIAL ADDITIONAL VALUE CREATION INVESTOR PRESENTATION // 22 • Revenue opportunities excluded from $60mm cost synergies estimate • Potential upside through: ‒ 600 member sales force with optimized coverage by location; ‒ Cross - selling solution sets, such as Option Care’s broader portfolio sold through BIOS accounts; ‒ Optimization of payor relations and contracting ; ‒ Support payor redirection efforts with a larger ambulatory infusion suite network ; and ‒ Improve revenue cycle performance through strengthened processes.

BIOSCRIP + OPTION CARE: INVESTING FOR INTEGRATION SUCCESS INVESTOR PRESENTATION // 23 Pre - Signing Sign to Close Post - Close Deep due diligence and granular quantification of savings • Engaged multiple experienced third party advisors to conduct a series of clean room - based analyses • Quantified savings through bottoms - up review of org structure, geospatial analysis of network, and NDC - level drug spend and volume data Integration planning is underway • Partnered with experienced consulting firm with deep merger integration experience • Standing up Integration Management Office (IMO) and have hired IMO Lead • IMO governance includes reps from both companies to lead workstreams across: – Refine baseline & targets – Day 1 priorities – Culture integration – Organization design – Operating process alignment – Communications plan Positioned to launch coordinated, efficient execution • Implement restructuring measures and track progress • Ongoing enablement and support from consulting firm • Functional workstreams across Finance & Accounting, HR, IT, Licensing, Commercial, Revenue Cycle, Communications, etc. Own & Execute Targets High - Confidence Targets

# BIOSCRIP + OPTION CARE:
# IMPROVED PRO-FORMA CAPITAL STRUCTURE

## Pro Forma Capitalization

| Pro Forma Capitalization | Amount |
| --- | --- |
| $150mm ABL Revolver | - |
| First Lien Term Loan | 925 |
| Second Lien | 400 |
| **Total Debt** | **$1,325** |
| | |
| **Credit Statistics** | |
| Total First Lien Debt / PF Adj. EBITDA | ~4x[1] |
| Total Debt / PF Adj. EBITDA | ~6x[1] |

## Key Highlights

- Significant deleveraging
- No near-term maturities
- Lower cost of capital
- No preferred equity
- Covenant-lite
- Significant additional liquidity
- ABL revolver for additional capital flexibility

*1. Reflects Pro Forma Combined 2018 Credit Adj. EBITDA of $210mm.*

INVESTOR PRESENTATION // 24

BIOSCRIP + OPTION CARE: THE POWER OF THE COMBINATION INVESTOR PRESENTATION // 25 #1 home infusion company with national reach and scale Right side of healthcare – independent, low cost care setting, patient centric Enhanced product and payor diversity Sizable and actionable synergies expected Improved capital structure and liquidity Low “pen stroke” risk / limited government exposure; limited PBM exposure Seasoned management team and Board of Directors x x x x x x x

INVESTOR PRESENTATION // 26 Kalle Ahl, CFA (212) 836 - 9614 kahl@equityny.com Devin Sullivan (212) 836 - 9608 dsullivan@equityny.com Stephen Deitsch , Chief Financial Officer and Treasurer (720) 697 - 5200 stephen.deitsch@bioscrip.com

BioScrip Reports First Quarter 2019 Financial Results

DENVER, CO, May 2, 2019 – BioScrip, Inc. (NASDAQ: BIOS) ("BioScrip" or the "Company"), the largest independent national provider of infusion and home care management solutions, today announced its first quarter 2019 financial results.

First Quarter 2019 Highlights

•	Net revenue of $179.0 million, up 6.2% compared to $168.6 million in the first quarter of 2018.

•	Net revenue up 7.8% on a billing day rate basis; there was one less billing day in the first quarter of 2019 as compared to the first quarter of 2018.

•	Net loss from continuing operations of $10.3 million, compared to $13.0 million in the prior year quarter.

•	Adjusted EBITDA of $7.1 million, up 25.6% compared to $5.6 million in the prior year quarter, despite $4.5 million of increased bad debt expense in the current year quarter.

•	Net cash used in operating activities of $6.6 million, reflecting $7.0 million of operational cash flow and $13.6 million of interest payments, including a bi-annual bond interest payment of $8.9 million.

•	Liquidity of $5.7 million at March 31, 2019, consisting of cash and cash equivalents.

Daniel E. Greenleaf, President and Chief Executive Officer, commented, “BioScrip delivered net revenue growth of 7.8% on a billing day rate basis in the first quarter of 2019. This is the third consecutive quarter of comparable net revenue growth for BioScrip, and we are confident this trend will continue. Adjusted EBITDA increased 25.6% year over year, to $7.1 million, despite $4.5 million of higher bad debt expense in the quarter, and was in line with our internal expectations. We continue to make progress in improving our cash collections and expect that bad debt expense as a percent of sales will improve.”

Mr. Greenleaf continued, “The merger transaction with Option Care continues to proceed on plan, and we filed the preliminary merger proxy statement earlier this week, highlighting the earnings power of the pro forma combined company. We remain incredibly enthusiastic about the strategic and financial virtues of this combination, which will create the nation’s leading independent national provider of home infusion services.”

Financial Guidance and Conference Call

Given the pending combination with Option Care, the Company will not be providing BioScrip financial guidance and will not be hosting a quarterly conference call. The Company and Option Care intend to conduct investor and analyst meetings in the coming days. An updated investor presentation to be used in these meetings will be filed today with the U.S. Securities and Exchange Commission (“SEC”) and available on the Company’s website.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

On April 30, 2019, BioScrip, Inc. (“BioScrip” or the “Company”) filed with the Securities and Exchange Commission (“SEC”) a preliminary proxy statement in connection with the proposed transaction. The definitive proxy statement will be sent to the stockholders of BioScrip and will contain important information about the proposed transaction and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED AND ADVISED TO READ THE PRELIMINARY PROXY STATEMENT AND THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other relevant materials (when they become available) and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement and other relevant materials from the Company by contacting Investor Relations by mail at 1600 Broadway, Suite 700, Denver, CO 80202, Attn: Investor Relations, by telephone at (720) 697-5200, or by going to the Company’s Investor Relations page on its corporate web site at https://investors.bioscrip.com.

PARTICIPANTS IN THE SOLICITATION

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the matters discussed above. Information about the Company’s directors and executive officers is set forth in the Proxy Statement on Schedule 14A for the Company’s 2019 annual meeting of stockholders, which was filed with the SEC on April 30, 2019. This document can be obtained free of charge from the sources indicated above. Information regarding the ownership of the Company’s directors and executive officers in the Company’s securities is included in the Company’s SEC filings on Forms 3, 4, and 5, which can be found through the SEC’s website at www.sec.gov. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary proxy statement and will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC when they become available.

About BioScrip, Inc.

BioScrip, Inc. is the largest independent national provider of infusion and home care management solutions, with approximately 2,100 teammates and nearly 70 service locations across the U.S. BioScrip partners with physicians, hospital systems, payors, pharmaceutical manufacturers and skilled nursing facilities to provide patients access to post-acute care services. BioScrip operates with a commitment to bring customer-focused pharmacy and related healthcare infusion therapy services into the home or alternate-site setting. By collaborating with the full spectrum of healthcare professionals and the patient, BioScrip provides cost-effective care that is driven by clinical excellence, customer service, and values that promote positive outcomes and an enhanced quality of life for those it serves.

Investor Contacts

Stephen Deitsch	Kalle Ahl, CFA
Chief Financial Officer & Treasurer	The Equity Group
T: (720) 697-5200	T: (212) 836-9614
stephen.deitsch@bioscrip.com	kahl@equityny.com

Forward-Looking Statements – Safe Harbor

This communication, in addition to historical information, contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995) regarding, among other things, future events or the future financial performance of BioScrip and Option Care. All statements other than statements of historical facts are forward-looking statements. In addition, words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words, and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. Forward-looking statements relating to the proposed transaction include, but are not limited to: statements about the benefits of the proposed transaction between BioScrip and Option Care, including future financial and operating results; expected synergies; BioScrip’s and Option Cares plans, objectives, expectations and intentions; the expected timing of completion of the proposed transaction; and other statements relating to the acquisition that are not historical facts. Forward-looking statements are based on information currently available to BioScrip and Option Care and involve estimates, expectations and projections. Investors are cautioned that all such forward-looking statements are subject to risks and uncertainties (both known and unknown), and many factors could cause actual events or results to differ materially from those indicated by such forward-looking statements. With respect to the proposed transaction between BioScrip and Option Care, these factors could include, but are not limited to: the risk that BioScrip or Option Care may be unable to obtain governmental and regulatory approvals required for the transaction, or that required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could reduce the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction; the risk that a condition to closing of the transaction may not be satisfied; the length of time necessary to consummate the proposed transaction, which may be longer than anticipated for various reasons; the risk that the businesses will not be integrated successfully; the risk that the cost savings, synergies and growth from the proposed transaction may not be fully realized or may take longer to realize than expected; the diversion of management time on transaction-related issues; the effect of future regulatory or legislative actions on the companies or the industries in which they operate; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; economic and foreign exchange rate volatility; and the other risks contained in BioScrip’s most recently filed Annual Report on Form 10-K.

Many of these risks, uncertainties and assumptions are beyond BioScrip’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the information currently available to the parties on the date they are made, and neither BioScrip nor Option Care undertakes any obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this communication. Nothing in this communication is intended, or is to be construed, as a profit forecast or to be interpreted to mean that earnings per BioScrip share for the current or any future financial years or those of the combined company, will necessarily match or exceed the historical published earnings per BioScrip share, as applicable. Neither BioScrip nor Option Care gives any assurance (1) that either BioScrip or Option Care will achieve its expectations, or (2) concerning any result or the timing thereof, in each case, with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decrees, cost reductions, business strategies, earnings or revenue trends or future financial results. All subsequent written and oral forward-looking statements concerning BioScrip, Option Care, the proposed transaction, the combined company or other matters and attributable to BioScrip or Option Care or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

Note Regarding Use of Non-GAAP Financial Measures

In addition to reporting financial information in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Adjusted EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation and amortization, impairment of goodwill, stock-based compensation expense, and restructuring, integration, pre-merger and other expenses. As part of restructuring, the Company may incur significant charges such as the write down of certain long−lived assets, temporary redundant expenses, retraining expenses, potential cash bonus payments and potential accelerated payments or terminated costs for certain of its contractual obligations. Management believes that Adjusted EBITDA provides useful supplemental information regarding the performance of BioScrip’s business operations and facilitates comparisons to the Company’s historical operating results. For a full reconciliation of Adjusted EBITDA to the most comparable GAAP financial measure, please see the attachment to this earnings release.

  Schedule 1

BIOSCRIP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2019	December 31, 2018
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$5,703	$14,539
Restricted cash	4,322	4,321
Accounts receivable, net	120,824	114,864
Inventory	27,470	26,689
Prepaid expenses and other current assets	12,766	14,292
Total current assets	171,085	174,705
Property and equipment, net of accumulated depreciation of $103,866 and $100,851 as of March 31, 2019 and December 31, 2018, respectively	27,798	28,788
Goodwill	367,198	367,198
Deferred taxes	1,026	1,032
Intangible assets, net of accumulated amortization of $50,640 and $49,080 as of March 31, 2019 and December 31, 2018, respectively	8,910	10,470
Operating lease right-of-use assets	19,454	—
Other non-current assets	1,719	1,745
Total assets	$597,190	$583,938
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Current portion of long-term debt	$4,536	$3,179
Current portion of operating lease liabilities	5,312	—
Accounts payable	77,458	67,025
Amounts due to plan sponsors	848	956
Accrued interest	2,219	6,706
Accrued expenses and other current liabilities	25,215	29,450
Total current liabilities	115,588	107,316
Long-term debt, net of current portion	506,719	501,495
Operating lease liabilities, net of current portion	19,234	—
Other non-current liabilities	15,745	25,842
Total liabilities	657,286	634,653
Series A convertible preferred stock, $.0001 par value	3,337	3,231
Series C convertible preferred stock, $.0001 par value	92,909	90,058
Stockholders’ deficit
Preferred stock, $.0001 par value	—	—
Common stock, $.0001 par value	13	13
Treasury stock, shares at cost	(1,336)	(950)
Additional paid-in capital	616,467	618,137
Accumulated deficit	(771,486)	(761,204)
Total stockholders’ deficit	(156,342)	(144,004)
Total liabilities and stockholders’ deficit	$597,190	$583,938

Schedule 2

BIOSCRIP, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018
Net revenue	$178,956	$168,584
Cost of revenue (excluding depreciation expense)	121,292	113,536
Gross profit	57,664	55,048
Percentage of net revenue	32.2%	32.7%

Operating expenses:
Service location operating expenses	40,187	39,299
General and administrative expenses	11,493	10,669
Depreciation and amortization expense	5,073	6,486
Restructuring, acquisition, integration, and other expenses	6,021	1,882
Total operating expenses	62,774	58,336
Operating loss	(5,110)	(3,288)
Other expense:
Interest expense, net	15,231	13,395
Change in fair value of equity linked liabilities	(9,999)	(3,439)
Gain on dispositions	(76)	(305)
Total other expense	5,156	9,651
Loss from continuing operations before income taxes	(10,266)	(12,939)
Income tax expense	(16)	(48)
Loss from continuing operations	(10,282)	(12,987)
Loss from discontinued operations, net of income taxes	—	(30)
Net loss	(10,282)	(13,017)
Accrued dividends on preferred stock	(2,957)	(2,657)
Loss attributable to common stockholders	$(13,239)	$(15,674)

Basic loss per share:
Loss from continuing operations	$(0.10)	$(0.12)
Loss from discontinued operations	—	—
Basis loss per share	$(0.10)	$(0.12)

Diluted loss per share:
Loss from continuing operations	$(0.18)	$(0.15)
Loss from discontinued operations	—	—
Diluted loss per share	$(0.18)	$(0.15)

Weighted average number of common shares outstanding:
Basic	128,108	127,772
Diluted	131,358	130,437

Schedule 3

BIOSCRIP, INC. AND SUBSIDIARIES

QUARTERLY RECONCILIATION BETWEEN GAAP AND NON-GAAP MEASURES

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2019	2018
Loss from continuing operations	$(10,282)	$(12,987)
Interest expense, net	(15,231)	(13,395)
Gain on dispositions	76	305
Income tax expense	(16)	(48)
Depreciation and amortization expense	(5,073)	(6,486)
Stock-based compensation	(1,095)	(556)
Change in fair value of equity linked liabilities	9,999	3,439
Restructuring, acquisition, integration, and other expenses (1)	(6,021)	(1,882)
Adjusted EBITDA	$7,079	$5,636

(1) Restructuring, acquisition, integration, and other expenses include non-recurring costs associated with restructuring, acquisition, and integration initiatives such as employee severance costs, certain legal and professional fees, training costs, redundant wage costs, and other costs related to contract terminations and closed branches/offices.

Schedule 4

BIOSCRIP, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(10,282)	$(13,017)
Less: Loss from discontinued operations, net of income taxes	—	(30)
Loss from continuing operations	(10,282)	(12,987)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	5,073	6,486
Amortization of operating lease right-of-use assets	1,412	—
Amortization of deferred financing costs and debt discount	2,054	2,023
Change in fair value of equity linked liabilities	(9,999)	(3,439)
Change in deferred income taxes	6	31
Stock-based compensation	1,095	556
Paid-in-kind interest capitalized as principal on Second Lien Note Facility	4,097	—
Gain on dispositions	(76)	(305)
Changes in assets and liabilities
Accounts receivable	(5,960)	(2,663)
Inventory	(781)	(3,505)
Prepaid expenses and other assets	1,627	8,807
Operating lease liabilities	(1,370)	—
Accounts payable	10,433	2,872
Amounts due to plan sponsors	(108)	(969)
Accrued interest	(4,487)	(4,487)
Accrued expenses and other liabilities	657	2,418
Net cash used in operating activities from continuing operations	(6,609)	(5,162)
Net cash used in operating activities from discontinued operations	—	(30)
Net cash used in operating activities	(6,609)	(5,192)
Cash flows from investing activities:
Purchases of property and equipment, net	(1,921)	(2,646)
Net cash used in investing activities	(1,921)	(2,646)
Cash flows from financing activities:
Repayments of finance leases	(172)	(967)
Net activity from exercises of employee stock awards	(133)	(300)
Net cash used in financing activities	(305)	(1,267)
Net change in cash, cash equivalents and restricted cash	(8,835)	(9,105)
Cash, cash equivalents and restricted cash - beginning of period	18,860	44,407
Cash, cash equivalents and restricted cash - end of period	$10,025	$35,302

ADDITIONAL INFORMATION AND WHERE TO FIND IT

On April 30, 2019, BioScrip, Inc. (“BioScrip” or the “Company”) filed with the Securities and Exchange Commission (“SEC”) a preliminary proxy statement in connection with the proposed transaction. The definitive proxy statement will be sent to the stockholders of BioScrip and will contain important information about the proposed transaction and related matters.  INVESTORS AND SECURITY HOLDERS ARE URGED AND ADVISED TO READ THE PRELIMINARY PROXY STATEMENT AND THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  The proxy statement and other relevant materials (when they become available) and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website, at www.sec.gov.  In addition, security holders will be able to obtain free copies of the proxy statement and other relevant materials from the Company by contacting Investor Relations by mail at 1600 Broadway, Suite 700, Denver, CO 80202, Attn: Investor Relations, by telephone at (720) 697-5200, or by going to the Company’s Investor Relations page on its corporate web site at https://investors.bioscrip.com.

PARTICIPANTS IN THE SOLICITATION

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the matters discussed above. Information about the Company’s directors and executive officers is set forth in the Proxy Statement on Schedule 14A for the Company’s 2019 annual meeting of stockholders, which was filed with the SEC on April 30, 2019.  This document can be obtained free of charge from the sources indicated above.  Information regarding the ownership of the Company’s directors and executive officers in the Company’s securities is included in the Company’s SEC filings on Forms 3, 4, and 5, which can be found through the SEC’s website at www.sec.gov.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary proxy statement and will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC when they become available.

.

Forward-Looking Statements – Safe Harbor

This communication, in addition to historical information, contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995) regarding, among other things, future events or the future financial performance of BioScrip and Option Care. All statements other than statements of historical facts are forward-looking statements. In addition, words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words, and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. Forward-looking statements relating to the proposed transaction include, but are not limited to: statements about the benefits of the proposed transaction between BioScrip and Option Care, including future financial and operating results; expected synergies; BioScrip’s and Option Cares plans, objectives, expectations and intentions; the expected timing of completion of the proposed transaction; and other statements relating to the acquisition that are not historical facts. Forward-looking statements are based on information currently available to BioScrip and Option Care and involve estimates, expectations and projections. Investors are cautioned that all such forward-looking statements are subject to risks and uncertainties (both known and unknown), and many factors could cause actual events or results to differ materially from those indicated by such forward-looking statements. With respect to the proposed transaction between BioScrip and Option Care, these factors could include, but are not limited to: the risk that BioScrip or Option Care may be unable to obtain governmental and regulatory approvals required for the transaction, or that required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could reduce the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction; the risk that a condition to closing of the transaction may not be satisfied; the length of time necessary to consummate the proposed transaction, which may be longer than anticipated for various reasons; the risk that the businesses will not be integrated successfully; the risk that the cost savings, synergies and growth from the proposed transaction may not be fully realized or may take longer to realize than expected; the diversion of management time on transaction-related issues; the effect of future regulatory or legislative actions on the companies or the industries in which they operate; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; economic and foreign exchange rate volatility; and the other risks contained in BioScrip’s most recently filed Annual Report on Form 10-K.

Many of these risks, uncertainties and assumptions are beyond BioScrip’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the information currently available to the parties on the date they are made, and neither BioScrip nor Option Care undertakes any obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this communication. Nothing in this communication is intended, or is to be construed, as a profit forecast or to be interpreted to mean that earnings per BioScrip share for the current or any future financial years or those of the combined company, will necessarily match or exceed the historical published earnings per BioScrip share, as applicable. Neither BioScrip nor Option Care gives any assurance (1) that either BioScrip or Option Care will achieve its expectations, or (2) concerning any result or the timing thereof, in each case, with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decrees, cost reductions, business strategies, earnings or revenue trends or future financial results. All subsequent written and oral forward-looking statements concerning BioScrip, Option Care, the proposed transaction, the combined company or other matters and attributable to BioScrip or Option Care or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.